EXHIBIT 5.1

                       [SPECTRUM LAW GROUP LLP LETTERHEAD]


                                 April 27, 2006

The Jackson Rivers Company
550 Greens Parkway, Suite 230
Houston, Texas 77067

      Re:   The Jackson Rivers Company/ Registration Statement on Form SB-2

Gentlemen:

      We are special counsel to The Jackson Rivers Company, a Florida corporation (the "Company"). In connection with the preparation and filing of a Form SB-2 Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the sale by certain selling stockholders (the "Selling Stockholders") of 752,674,418 shares of Common Stock, par value $0.00001 per share (the "Common Stock") of the Company, of which (i) 697,674,418 shares (the "Conversion Shares") are issuable upon the conversion of the convertible promissory notes issued by the Company pursuant to that certain Securities Purchase Agreement dated as of March 31, 2006 (the "Notes") and (ii) 55,000,000 shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants dated March 31, 2006 (the "Warrants"), we have examined the originals or copies of corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

      On the basis of the foregoing, we are of the opinion (i) the Conversion Shares to be offered and sold by the Selling Stockholders have been duly authorized, and when converted into Common Stock in accordance with the terms of Notes, will be legally issued, fully paid and non-assessable and (ii) the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company in accordance with the terms of the Warrants, will be legally issued, fully paidand nonassessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof and any amendment thereto.


                                             Sincerely,

                                             SPECTRUM LAW GROUP LLP

                                             /s/ Spectrum Law Group LLP